UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2011

LaCROSSE FOOTWEAR, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-23800	39-1446816
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

17634 NE Airport Way, Portland, Oregon 97230

(Address of principal executive offices, including zip code)

(503) 262-0110

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 16, 2011, LaCrosse Footwear, Inc. (the “Company”) entered into a Third Amendment (the “Third Amendment”) to its Second Amended and Restated Credit Agreement, dated as of March 1, 2009, with Wells Fargo Bank, National Association, as lender (the “Credit Agreement”).

The Credit Agreement provides for a revolving line of credit under which the Company may from time-to-time maintain outstanding borrowings up to applicable limitations. The Third Amendment increases the maximum aggregate principal amount permitted to be outstanding from January 1 to May 31 from $17.5 million to $22.5 million, and increases the maximum aggregate principal amount permitted to be outstanding from June 1 to December 31 from $30 million to $35 million. In connection with the Third Amendment, the Company executed and delivered a new revolving line of credit note (the “Note”) reflecting the increase in available borrowing. The Note supersedes and replaces the revolving line of credit note delivered in connection with the second restatement of the Credit Agreement in March, 2009.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Disclosure of the Company’s entrance into an amendment to its Second Amended and Restated Credit Agreement dated as of March 1, 2009 is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

LaCROSSE FOOTWEAR, INC.

Dated: September 22, 2011	By:	/s/ David P. Carlson
David P. Carlson
Executive Vice President and Chief Financial Officer

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